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                                                                    Exhibit 23.2


NSA   NETHERLAND, SEWELL
      & ASSOCIATES, INC.
WORLDWIDE PETROLEUM CONSULTANTS
ENGINEERING o GEOLOGY o GEOPHYSICS o PETROPHYSICS

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                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in your Annual Report on Form 10-K of Ivanhoe Energy Inc. (Ivanhoe), of our reserve report dated February 20, 2004, of the estimates of the net proved oil and gas reserves of Ivanhoe and their present values, as of December 31, 2003, and all references to our firm therein.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Danny D. Simmons
                                               --------------------------------
                                                   Danny D. Simmons
                                                   Executive Vice President

Houston, Texas
February 27, 2004











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